Exhibit 99.1

CHENIERE ENERGY INC. NEWS RELEASE

CONTACT: DAVID CASTANEDA

VICE PRESIDENT – INVESTOR RELATIONS

DIRECT: 713-265-0202

CHRISTINA CAVARRETTA

MANAGER – INVESTOR RELATIONS

DIRECT: 713-265-0208

Cheniere Energy Receives Federal Energy Regulatory Commission

Authorization to Commence Construction on Sabine Pass LNG Receiving

Terminal Expansion

Houston, Texas – July 20, 2006 – Cheniere Energy, Inc. (AMEX: LNG) reported today that it received Federal Energy Regulatory Commission (FERC) authorization to commence site preparation construction activities to expand the capacity of its Sabine Pass liquefied natural gas (LNG) receiving terminal from 2.6 billion cubic feet per day (Bcf/d) to 4 Bcf/d

Through its wholly-owned limited partnership, Sabine Pass LNG, L.P. (Sabine), Cheniere commenced construction on the Sabine Pass LNG receiving terminal in March 2005. Located in western Cameron Parish, Louisiana, initial start-up of the 2.6 Bcf/d facility is targeted for early 2008. In July 2005, Sabine submitted an application to the FERC seeking authorization to expand the terminal’s capacity to 4 Bcf/d, which was approved in June 2006. The expansion is planned to be completed in 2009.

Cheniere Energy, Inc.

Cheniere is developing a platform of three, 100% owned LNG receiving terminal projects along the U.S. Gulf Coast. The three terminals will have an aggregate send-out capacity of 9.9 Bcf/d. Cheniere plans to leverage its terminal platform by pursuing related LNG business opportunities both upstream and downstream of the terminals. Cheniere is also the founder and holds a 30% limited partner interest in a fourth LNG receiving terminal, is a partner in an LNG shipping venture, and engages in oil and gas exploration in the shallow waters of the U.S. Gulf of Mexico.

Cheniere is based in Houston, Texas, with offices in Johnson Bayou, Louisiana, and Paris, France. Additional information about Cheniere may be found on the company’s web site at www.cheniere.com.

This press release contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements. ###